PILGRIM'S PRIDE CORPORATION REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL 2007

Company Posts Loss for Second Quarter, but is Currently Profitable in Third Quarter
on Strength of Production Cuts and Improved Pricing
PITTSBURG, Texas, May 1, 2007 - Pilgrim's Pride Corporation (NYSE: PPC), the world’s largest chicken company, today reported a net loss of $40.1 million, or $0.60 per share, on total sales of $1.99 billion for the second quarter ended March 31, 2007. These results include, for the first time, the acquisition of Gold Kist Inc., which was completed Dec. 27, 2006. The results also include charges of $14.5 million, $9.1 million, net of tax or $0.14 per share, related to the early extinguishment of debt incurred by the Company in connection with the financing for the acquisition. For the second quarter of fiscal 2006, the Company reported a net loss of $32.0 million, or $0.48 per share, on total sales of $1.27 billion.

“Our financial performance in the second quarter of fiscal 2007 reflects some of the significant operating challenges faced by U.S. chicken processors during that period,” said O.B. Goolsby, Jr., Pilgrim’s Pride president and chief executive officer. “Feed-ingredient prices remain at very high levels amid rapidly growing demand for corn-based ethanol. While we have succeeded in passing along some of these higher costs to our customers this year, most of the benefit from those price increases was not fully realized in the second quarter. Additionally, we are continuing to address pricing opportunities in a number of below-market customer contracts we acquired through the Gold Kist transaction.”

Mr. Goolsby noted, however, that the Company’s U.S. operations returned to profitability late in the second quarter - and the Company is currently profitable in the third quarter - as production cutbacks in the United States helped strike a better balance between production and demand.  In addition, U.S. market prices for chicken products have strengthened heading into the summer as well.  Mr. Goolsby also said the Company’s Mexico operations have returned to profitability in the third quarter to date.  He said current U.S. production at Pilgrim’s Pride is “in line” with the Company’s previously announced 5.0% reduction target when compared to year-ago levels.  The cuts will stay in place throughout the third quarter of fiscal 2007 before leveling off in the fourth quarter, when the Company cycles through the first anniversary of its production cutback from last summer.

“We are cautiously optimistic about the second half of the fiscal year. We believe that the combination of lower industry production levels year-over-year, should they remain in place, and stronger pricing heading into the summer months will lead to continuing improvement in our financial results for the remainder of the year,” Mr. Goolsby said. “On the Gold Kist integration front, our employees are investing a lot of time and effort in the integration, and I’m excited by the tremendous opportunities they have uncovered for improving our combined businesses. They are clearly focused on our common goal of delivering the best possible service and value to our customers every day and are making good progress toward achieving our previously announced estimate of $100 million in synergy savings.”

For the six months ended March 31, 2007, the company reported a net loss of $48.8 million, or $0.73 per share, on total sales of $3.33 billion. Included in these results were charges of $14.5 million, $9.1 million, net of tax or $0.14 per share, related to the early extinguishment of debt incurred by the Company in connection with the financing for the Gold Kist acquisition. For the first six months of fiscal 2006, Pilgrim’s Pride reported a net loss of $6.3 million, or $0.09 per share, on sales of $2.61 billion.

Conference Call Information
A conference call to discuss the Company's second-quarter results will be held at 10 a.m. Central (11 a.m. Eastern) on May 1, 2007. To listen live via telephone, call (877) 366-0713, verbal pass code Pilgrim’s Pride or VC34864. The call will also be webcast live on the Internet at http://www.videonewswire.com/event.asp?id=39123. (Please copy and paste the link into the browser.)

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at approximately 2 p.m. (Central) on May 1 through May 8, 2007, at (800) 355-2355 pass code 34864#.

About Pilgrim’s Pride Corporation
Pilgrim’s Pride Corporation is the largest chicken company in the United States and Puerto Rico and the second-largest in Mexico. Pilgrim’s Pride employs approximately 56,500 people and operates 37 processing and 12 prepared-foods facilities, with major operations in Texas, Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico as well as other facilities in Arizona, Iowa, Mississippi, Ohio and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to the expected benefits and synergies associated with the acquisition of Gold Kist and changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition, including integrating our recent acquisition of Gold Kist, or realize the associated cost savings and operating synergies currently anticipated; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:  Kathy Costner, Vice President
                                 (903) 434-1430

Media Contact:    Gary Rhodes, Vice President
                                (903) 434-1495

PILGRIM'S PRIDE CORPORATION
News Release
May 1, 2007

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income (Loss)
(Unaudited)
[In thousands, except share and per share data]

Three Months Ended	March 31, 2007	April 1, 2006

Net Sales	$1,993,965	$1,265,709
Cost of sales	1,910,023	1,228,508
Gross profit	83,942	37,201
Selling, general and administrative	95,641	75,137

Operating income (loss)	(11,699)	(37,936)

Other Expense (Income):
Interest expense	39,295	13,271
Interest income	(1,684)	(3,214)
Loss on early extinguishment of debt	14,475	--
Foreign exchange loss (gain)	10	(190)
Miscellaneous, net	(3,678)	(702)
Total other expenses, net	48,418	9,165

Income (loss) before income taxes	(60,117)	(47,101)
Income tax (benefit) expense	(20,040)	(15,147)
Net income (loss)	$(40,077)	$(31,954)

Net income (loss) per common share
-basic and diluted	$(0.60)	$(0.48)
Dividends declared per common share	$0.0225	$0.0225
Weighted average shares outstanding	66,555,733	66,555,733

Six Months Ended	March 31, 2007	April 1, 2006

Net Sales	$3,331,097	$2,609,521
Cost of sales	3,181,628	2,453,920
Gross profit	149,469	155,601
Selling, general and administrative	164,073	147,339

Operating income (loss)	(14,604)	8,262

Other Expense (Income):
Interest expense	53,209	25,666
Interest income	(2,992)	(7,161)
Loss on early extinguishment of debt	14,475	--
Foreign exchange loss (gain)	1,514	(810)
Miscellaneous, net	(6,194)	1,028
Total other expenses, net	60,012	18,723

Income (loss) before income taxes	(74,616)	(10,461)
Income tax (benefit) expense	(25,804)	(4,185)
Net income (loss)	$(48,812)	$(6,276)

Net income (loss) per common share
-basic and diluted	$(0.73)	$(0.09)
Dividends declared per common share	$0.0450	$1.0450
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
May 1, 2007

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	March 31, 2007	September 30, 2006
ASSETS
Cash and cash equivalents	$69,170	$156,404
Investments in available for sale securities	24,000	21,246
Other current assets	1,494,565	928,024
Total Current Assets	1,587,735	1,105,674
Goodwill	515,387	--
Other Assets	101,283	50,825
Investments in available for sale securities	31,042	115,375
Property, Plant and Equipment, net	1,911,550	1,154,994

Total Assets	$4,146,997	$2,426,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,253	$10,322
Other current liabilities	854,510	566,515
Total Current Liabilities	862,763	576,837
Long-Term Debt, Less Current Maturities	1,789,519	554,876
Deferred Income Taxes	338,788	175,869
Other Long-Term Liabilities	85,048	--
Minority Interest in Subsidiary	2,033	1,958
Total Stockholders' Equity	1,068,846	1,117,328

Total Liabilities and Stockholders’ Equity	$4,146,997	$2,426,868

PILGRIM'S PRIDE CORPORATION
News Release
May 1, 2007

Pilgrim’s Pride Corporation
Pro forma Financial Information
(Unaudited)
(In thousands except per share amounts)

The unaudited pro forma financial information has been presented as if the acquisition of Gold Kist Inc. had occurred as of the beginning of the fiscal year presented.

Three Months Ended	March 31, 2007	April 1, 2006
	(Actual)	(Pro forma)

Net sales	$1,993,965	$1,795,249
Depreciation and amortization	$54,976	$57,347
Operating loss	$(11,699)	$(74,376)
Interest expense, net	$37,611	$31,291
Income tax benefit	$(20,040)	$(37,592)
Net loss	$(40,077)	$(65,738)
Net loss per common share	$(0.60)	$(0.99)
Weighted average shares outstanding	66,555,733	66,555,733

Six Months Ended	March 31, 2007	April 1, 2006
	(Pro forma)	(Pro forma)

Net sales	$3,858,907	$3,680,202
Depreciation and amortization	$112,775	$111,088
Operating loss	$(45,036)	$(31,490)
Interest expense, net	$76,038	$61,293
Income tax benefit	$(46,511)	$(35,327)
Net loss	$(82,920)	$(55,073)
Net loss per common share	$(1.25)	$(0.83)
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
May 1, 2007

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows:

Three Months Ended	March 31, 2007	April 1, 2006
Net Income (Loss)	$(40,077)	$(31,954)
Add:
Income tax (benefit) expense	(20,040)	(15,147)
Interest expense, net	37,611	10,057
Depreciation and amortization	54,976	34,744
Minus:
Amortization of capitalized financing costs	1,110	976

EBITDA	$31,360	$(3,276)

Loss on early extinguishment of debt	14,475	--
EBITDA - Adjusted	$45,835	(3,276)

Capital expenditures	$55,101	$30,653

Six Months Ended	March 31, 2007	April 1, 2006

Net Income (Loss)	$(48,812)	$(6,276)
Add:
Income tax (benefit) expense	(25,804)	(4,185)
Interest expense, net	50,217	18,505
Depreciation and amortization	87,673	65,092
Minus:
Amortization of capitalized financing costs	1,815	1,557

EBITDA	$61,459	$71,579

Loss on early extinguishment of debt	14,475	--
EBITDA - Adjusted	75,934	71,579

Capital expenditures	$94,449	$74,519